UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Rain Enhancement Technologies Holdco, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	99-3527155
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Rain Enhancement Technologies, Inc.

21 Pleasant Street, Suite 237

Newburyport, MA 01950

Telephone: (910) 850-5776

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

333-283425

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and the redeemable warrants to purchase shares of Class A Common Stock (the “Warrants”) of Rain Enhancement Technologies Holdco, Inc., a Massachusetts corporation (the “Company”). The description of the Class A Common Stock and Warrants set forth under the heading “Description of Holdco’s Securities” in the final proxy statement/prospectus, dated December 10, 2024, filed with the Securities and Exchange Commission on December 10, 2024 and forming a part of the Company’s registration statement on Form S-4 (File No. 333-283425) (the “Registration Statement”) to which this Form 8-A relates, is incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 30, 2024

RAIN ENHANCEMENT TECHNOLOGIES HOLDCO, INC.

By:	/s/ Paul Dacier
Name: Paul Dacier
Title: President